Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Global Health Sciences, Inc. on Form S-4 of our reports on the financial statements of D&F Industries, the combined financial statements of Raven Industries d/b/a Omni-Pak Industries and Affiliates dated February 25, 1998, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Historical and Pro Forma Financial Data" and "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP

Los Angeles, CA
May 12, 1998